UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

CSP Inc.
(Exact name of the registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, Massachusetts	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                               ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) On August 17, 2017, the Company announced the promotions of Messrs. Michael Newbanks to Chief Accounting Officer and Vice President of Finance and Gary Southwell to Vice President and General Manager of the High Performance Products (HPP) segment effective as of August 17, 2017.
Mr. Newbanks, age 54, has been with the Company since 2003 where he has served as the Controller of CSPi Technology Solutions (TS) division during that period. Prior to that, he served in various accounting roles for Technisource, ANC Rental Corporation, Alamo Rental Car and Eastern Airlines.
Mr. Southwell, age 55, joined the Company in December 2016 as General Manager of HPP. Prior to that, Mr. Southwell was Vice President of Seceon Networks from 2015 to November 2016, Vice President of Product Development for Audinate from 2012 to 2014, Chief Technology Officer for BTI Systems from 2008 to 2010 and prior to that, held various positions at leading network solution companies including Juniper Networks, Ciena and Nortel Networks.
In connection with his appointment, Messrs. Newbanks received an increase in his annual base salary from $130,000 to $150,000. Mr. Southwell’s annual base salary remained at $215,000. Each of Messrs. Newbanks and Southwell will participate in the non-equity executive compensation plan.
There are no family relationships between Messrs. Newbanks or Southwell and any director or officer of the Company, or any person chosen by the Company to become a director or executive officer. Messrs. Newbanks and Southwell are not a party to any related party transactions of the kind described in Item 404(a) of Regulation S-K. Other than as described above, the Company did not enter into any material plan, contract or arrangement, or any amendment to any such existing material plan, contract or arrangement, or make any grant or award, or amend any existing grant or award in connection with Messrs. Newbanks’ and Southwell’s appointment.
Effective as of August 17, 2017, Mr. John Leydon has resigned from his position as Chief Accounting Officer and Vice President of Finance and will be available to assist Mr. Newbanks and the Company in the transition until December, 2017. He will be entitled to certain severance benefits in accordance the Company’s standard severance policy. Mr. Leydon’s departure was for personal reasons and is not related to any disagreement with CSP Inc. regarding any financial, accounting or other matters.
On August 17, 2017, the Company issued a press release announcing the appointments of Messrs. Newbanks and Southwell and the resignation of Mr. Leydon, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits
99.1    Press Release Dated August 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 23, 2017

By: /s/Gary W. Levine
Gary W. Levine
Vice President Finance and
Chief Financial Officer